Exhibit 99.1

Helen of Troy Limited Reports First Quarter Fiscal 2020 Results

Consolidated Net Sales Growth of 6.1%; Core Business Net Sales Growth of 6.8%
GAAP Diluted Earnings Per Share ("EPS") from Continuing Operations of $1.61
Adjusted Diluted EPS from Continuing Operations of $2.06; Growth of 10.2%
Updates Fiscal 2020 GAAP Diluted EPS from Continuing Operations Outlook to $6.80 - $6.97
Updates Fiscal 2020 Adjusted Diluted EPS from Continuing Operations Outlook to $8.40 - $8.65
Updates Fiscal 2020 Consolidated Net Sales Growth Outlook to 1.7% - 3.6%

El Paso, Texas, July 9, 2019 — Helen of Troy Limited (NASDAQ: HELE), designer, developer and worldwide marketer of consumer brand-name housewares, health and home, and beauty products, today reported results for the three-month period ended May 31, 2019. Following the divestiture of Healthy Directions on December 20, 2017, the Company no longer consolidates the Nutritional Supplements segment’s operating results. That former segment’s operating results are included in the Company’s financial statements and classified as discontinued operations for all periods presented.

Executive Summary – First Quarter of Fiscal 2020

•	Consolidated net sales revenue increase of 6.1%, including:

◦	An increase in Leadership Brand net sales of approximately 7.4%

◦	An increase in online channel net sales of approximately 28.0%

◦	Core business growth of 6.8%

•
GAAP operating income of $47.2 million, or 12.5% of net sales, which included pre-tax restructuring charges of $0.6 million, compared to GAAP operating income of $43.3 million, or 12.2% of net sales, for the same period last year, which included pre-tax restructuring charges of $1.7 million

•	Non-GAAP adjusted operating income increase of 6.9% to $59.3 million, or 15.8% of net sales, compared to $55.5 million, or 15.6% of net sales, for the same period last year

•
GAAP diluted EPS from continuing operations of $1.61, which included an after-tax restructuring charge of $0.02 per share, compared to GAAP diluted EPS of $1.43 for the same period last year, which included an after-tax restructuring charge of $0.06 per share

•	Non-GAAP adjusted diluted EPS from continuing operations increase of 10.2% to $2.06, compared to $1.87 for the same period last year

Julien R. Mininberg, Chief Executive Officer, stated: “This quarter marks a great start to fiscal 2020 and Phase II of our Transformation, which we recently unveiled during our Investor Day on May 21st. Consolidated core business sales grew 6.8% and adjusted diluted EPS grew 10.2%, both well ahead of our expectations given the especially high year-ago base. Continued investment behind our Leadership Brands paid off handsomely, with net sales growth of 7.4% in the quarter. We continue to gain significant ground online with strong double-digit growth to now represent 23% of consolidated sales. Housewares had a stellar quarter, and strong Beauty appliance sales drove growth in that segment. As expected, our Health & Home segment faced a tough comparison to the very strong first quarter of last fiscal year. As a result of the strong start, we are pleased to raise our revenue and EPS outlook for Fiscal 2020.”

Mr. Mininberg continued: “We believe we have the right people, systems, and strategies in place to deliver on our Phase II goals over the next five years, powered by a flywheel of continued net sales and adjusted diluted EPS growth, further improvements to our shared services and operating capability, and a winning culture.”

	Three Months Ended May 31,
	Housewares	Health & Home	Beauty	Total
Fiscal 2019 sales revenue, net	$117,303	$163,431	$73,945	$354,679
Core business growth (decline)	27,930	(6,593)	2,840	24,177
Impact of foreign currency	(291)	(1,895)	(335)	(2,521)
Change in sales revenue, net	27,639	(8,488)	2,505	21,656
Fiscal 2020 sales revenue, net	$144,942	$154,943	$76,450	$376,335

Total net sales revenue growth (decline)	23.6%	(5.2)%	3.4%	6.1%
Core business growth (decline)	23.8%	(4.0)%	3.8%	6.8%
Impact of foreign currency	(0.2)%	(1.2)%	(0.5)%	(0.7)%

Operating margin (GAAP)
Fiscal 2020	21.5%	9.7%	1.2%	12.5%
Fiscal 2019	18.9%	12.0%	2.0%	12.2%
Adjusted operating margin (non-GAAP)
Fiscal 2020	23.7%	13.7%	4.8%	15.8%
Fiscal 2019	21.7%	15.3%	6.8%	15.6%

Consolidated Operating Results - First Quarter Fiscal 2020 Compared to First Quarter Fiscal 2019

•
Consolidated net sales revenue increased 6.1% to $376.3 million compared to $354.7 million, primarily driven by a core business increase of $24.2 million, or 6.8%, reflecting an increase in brick and mortar sales in the Housewares segment, growth in consolidated online sales, and an increase in appliance sales in the Beauty segment. These factors were partially offset by lower international sales in the Health & Home segment, a decline in Personal Care sales within the Beauty segment, and the unfavorable impact from foreign currency fluctuations of approximately $2.5 million, or 0.7%.

•
Consolidated gross profit margin decreased 0.5 percentage points to 40.8%, compared to 41.3%. The decrease is primarily due to the impact of tariff increases, unfavorable foreign currency fluctuations and higher freight expense, partially offset by the favorable margin impact from growth in Leadership Brands and a higher mix of Housewares sales.

•
Consolidated SG&A as a percentage of sales decreased by 0.5 percentage points to 28.1% of net sales compared to 28.6%. The decrease is primarily due to the impact from pricing actions taken with retail customers, the favorable impact of foreign currency exchange and forward contract settlements, the impact that higher overall net sales had on operating leverage, and lower product liability claim expense. These factors were partially offset by higher annual incentive and share-based compensation expense related to short- and long-term performance, higher new product development expense, and higher advertising expense.

•
Consolidated operating income was $47.2 million, or 12.5% of net sales, compared to $43.3 million, or 12.2% of net sales. The increase in consolidated operating margin was driven by the net favorable comparative impact of pre-tax restructuring charges of $1.1 million and lower SG&A as a percentage of net sales, partially offset by a reduction in gross profit margin.

•
Our effective tax rate was 7.6%, compared to 6.2% for the same period last year. The year-over-year increase in the effective tax rate is primarily due to shifts in the mix of taxable income in the Company's various tax jurisdictions and increases in certain statutory tax rates.

•
Income from continuing operations was $40.7 million, or $1.61 per diluted share on 25.2 million weighted average shares outstanding, compared to $38.2 million, or $1.43 per diluted share on 26.6 million weighted average diluted shares outstanding. Diluted EPS from continuing operations for the first quarter of fiscal 2020 included a net favorable comparative impact from after-tax restructuring charges of $0.04 year-over-year.

•	Adjusted EBITDA increased 6.6% to $63.3 million compared to $59.4 million.

On an adjusted basis for the first quarters of fiscal 2020 and 2019, excluding restructuring charges, non‐cash share-based compensation, and non-cash amortization of intangible assets, as applicable:

•
Adjusted operating income increased $3.8 million, or 6.9%, to $59.3 million, or 15.8% of net sales, compared to $55.5 million, or 15.6% of net sales. The 0.2 percentage point increase in adjusted operating margin primarily reflects the impact that higher overall net sales had on operating leverage, lower product liability claim expense, and the favorable margin impact from Leadership Brand growth and a higher mix of Housewares sales. These factors were partially offset by the impact of tariff increases, higher annual incentive compensation expense, higher freight expense, higher new product development expense, and higher advertising expense.

•
Adjusted income from continuing operations increased $2.3 million, or 4.6%, to $52.1 million, or $2.06 per diluted share, compared to $49.8 million, or $1.87 per diluted share. The 10.2% increase in adjusted diluted EPS from continuing operations was primarily due to the impact of higher adjusted operating income from the Housewares segment and the impact of lower weighted average diluted shares outstanding. This increase was partially offset by lower adjusted operating income from the Health & Home and Beauty segments.

Segment Operating Results - First Quarter Fiscal 2020 Compared to First Quarter Fiscal 2019
Housewares net sales increased 23.6%, or $27.6 million, primarily due to point of sale growth and incremental distribution with existing domestic brick and mortar customers, an increase in overall online sales, and new product introductions. These factors were partially offset by lower international sales and lower club channel sales. Operating margin was 21.5% compared to 18.9%. The 2.6 percentage point increase was primarily due to the margin impact of more favorable product and channel mix, the impact that higher overall net sales had on operating leverage, and lower restructuring expense. These factors were partially offset by higher advertising investment to support new product launches and expanded distribution, higher annual incentive and share-based compensation expense related to short- and long-term performance, and higher new product development expense. Housewares adjusted operating income increased 35.3% to $34.4 million, or 23.7% of segment net sales, compared to $25.4 million, or 21.7% of segment net sales.
Health & Home net sales decreased 5.2% or $8.5 million, primarily due to a core business decline of $6.6 million, or 4.0%. The core business decline primarily reflects the unfavorable comparative impacts of international expansion and the tail end of a strong cough/cold/flu season in the same period last year. Segment net sales were also unfavorably impacted by net foreign currency fluctuations of $1.9 million, or 1.2%. These factors were partially offset by incremental distribution with existing domestic customers and early replenishment of certain seasonal categories. Operating margin was 9.7% compared to 12.0%. The decrease was primarily due to the impact of tariff increases, higher new product development expense, higher share-based compensation expense related to long-term performance, unfavorable operating leverage from the decline in sales, and the margin impact of a less favorable product and channel mix. These factors were partially offset by the favorable impact of foreign currency exchange and forward contract settlements, and lower product liability claim expense. Health & Home adjusted operating income decreased 15.2% to $21.2 million, or 13.7% of segment net sales, compared to $25.0 million, or 15.3% of segment net sales.

Beauty net sales increased 3.4%, or $2.5 million, primarily due to sales growth in the appliance category, especially online, and growth in international sales, partially offset by a decrease in brick and mortar sales and a decline in Personal Care. Operating margin was 1.2% compared to 2.0%. The decrease was primarily due to the impact of higher freight expense to meet strong demand in the appliance category, the margin impact of a less favorable product and channel mix, and higher new product development expense. These factors were partially offset by lower advertising and amortization expense. Beauty adjusted operating income decreased 26.8% to $3.7 million, or 4.8% of segment net sales, compared to $5.0 million, or 6.8% of segment net sales.

Balance Sheet and Cash Flow Highlights - First Quarter Fiscal 2020 Compared to First Quarter Fiscal 2019

•	Cash and cash equivalents totaled $18.4 million, compared to $16.9 million

•	Total short- and long-term debt was $321.1 million, compared to $300.1 million, a net increase of $21.0 million

•	Accounts receivable turnover was 66.8 days, compared to 62.6 days

•	Inventory was $335.3 million, compared to $256.3 million. Trailing twelve month inventory turnover was 3.2 times compared to 3.1 times.

•	Net cash provided by operating activities from continuing operations for the first quarter of fiscal 2020 decreased $13.2 million to $15.7 million.

Fiscal 2020 Annual Outlook
For fiscal 2020, the Company has updated its outlook and now expects consolidated net sales revenue in the range of $1.590 to $1.620 billion, which implies consolidated sales growth of 1.7% to 3.6%, compared to the prior expectation of 1% to 3%. By segment, the outlook reflects:

•	Housewares net sales growth of 6% to 8%, compared to the prior expectation of 4% to 6%;

•	Health & Home net sales growth of 2% to 3%, which remains the same; and

•	Beauty net sales decline in the low-single digits, which remains the same.

The Company now expects consolidated GAAP diluted EPS from continuing operations of $6.80 to $6.97, and non-GAAP adjusted diluted EPS from continuing operations in the range of $8.40 to $8.65, which excludes any asset impairment charges, restructuring charges, share-based compensation expense and intangible asset amortization expense.

The Company’s net sales and EPS outlook assumes the severity of the upcoming cough/cold/flu season will be in line with historical averages. The Company’s net sales and EPS outlook also assumes that June 2019 foreign currency exchange rates will remain constant for the remainder of the fiscal year. The Company now expects the year-over-year comparison of adjusted diluted EPS from continuing operations to be impacted by an expected increase in growth investments of 12% to 17% in fiscal 2020, compared to the prior expectation of 10% to 15%. The diluted EPS outlook is based on an estimated weighted average diluted shares outstanding of 25.3 million.

The increase in the adjusted diluted EPS outlook for fiscal 2020 reflects the Company's strong performance in the first quarter, partially offset by the expected impact of the new U.K. Offshore Receipts in respect of Intangible Property ("ORIP") tax, the expected unfavorable impact from the assumption that June 2019 foreign exchange rates will remain constant for the rest of fiscal 2020, and an expected increase in growth investments compared to the Company's original outlook. Combined, these items have an impact of approximately $0.20 per diluted share. The Company continues to expect adjusted EPS growth for fiscal 2020 to be concentrated in the second half of the year due to the strong performance comparison and specific events in the first half of fiscal 2019. The Company now expects growth in adjusted EPS for the first half of fiscal 2020 of 4% to 6% year-over-year.

The Company now expects a reported GAAP effective tax rate range of 9.9% to 11.9%, and an adjusted effective tax rate range of 9.1% to 10.7% for the full fiscal year 2020. Please refer to the schedule entitled “Effective Tax Rate (GAAP) and Adjusted Effective Tax Rate (Non-GAAP)” in the accompanying tables to this press release.

The likelihood and potential impact of any fiscal 2020 acquisitions and divestitures, future asset impairment charges, future foreign currency fluctuations, further tariff increases, or further share repurchases are unknown and cannot be reasonably estimated; therefore, they are not included in the Company’s sales and earnings outlook.

Conference Call and Webcast
The Company will conduct a teleconference in conjunction with today’s earnings release.  The teleconference begins at 4:45 p.m. Eastern Time today, Tuesday, July 9, 2019. Institutional investors and analysts interested in participating in the call are invited to dial (888) 254-3590 approximately ten minutes prior to the start of the call. The conference call will also be webcast live on the Events & Presentations page of the Company's website at: http://investor.hotus.com/. A telephone replay of this call will be available at 7:45 p.m. Eastern Time on July 9, 2019 until 11:59 p.m. Eastern Time on July 16, 2019 and can be accessed by dialing (844) 512-2921 and entering replay pin number 6760301. A replay of the webcast will remain available on the website for one year.

Non-GAAP Financial Measures
The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States of America (“GAAP”). To supplement its presentation, the Company discloses certain financial measures that may be considered non-GAAP financial measures, such as adjusted operating income, adjusted operating margin, adjusted effective tax rate, adjusted income, adjusted diluted earnings per share, EBITDA and adjusted EBITDA, which are presented in accompanying tables to this press release along with a reconciliation of these financial measures to their corresponding GAAP-based measures presented in the Company’s condensed consolidated statements of income. All references to the Company's continuing operations exclude the Nutritional Supplements segment.

About Helen of Troy Limited
Helen of Troy Limited (NASDAQ: HELE) is a leading global consumer products company offering creative solutions for its customers through a strong portfolio of well-recognized and widely-trusted brands, including OXO, Hydro Flask, Vicks, Braun, Honeywell, PUR, and Hot Tools. All trademarks herein belong to Helen of Troy Limited (or its affiliates) and/or are used under license from their respective licensors.

For more information about Helen of Troy, please visit http://investor.hotus.com/

Forward Looking Statements
Certain written and oral statements made by the Company and subsidiaries of the Company may constitute “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. This includes statements made in this press release. Generally, the words “anticipates”, “believes”, “expects”, “plans”, “may”, “will”, “should”, “seeks”, “estimates”, “project”, “predict”, “potential”, “continue”, “intends”, and other similar words identify forward-looking statements. All statements that address operating results, events or developments that the Company expects or anticipates will occur in the future, including statements related to sales, earnings per share results, and statements expressing general expectations about future operating results, are forward-looking statements and are based upon its current expectations and various assumptions. The Company believes there is a reasonable basis for these expectations and assumptions, but there can be no assurance that the Company will realize these expectations or that these assumptions will prove correct. Forward-looking statements are subject to risks that could cause them to differ materially from actual results. Accordingly, the Company cautions readers not to place undue reliance on forward-looking statements. The forward-looking statements contained in this press release should be read in conjunction with, and are subject to and qualified by, the risks described in the Company’s Form 10-K for the year ended February 28, 2019, and in the Company's other filings with the SEC. Investors are urged to refer to the risk factors referred to above for a description of these risks. Such risks include, among others, the Company's ability to deliver products to its customers in a timely manner and according to their fulfillment standards, the costs of complying with the business demands and requirements of large sophisticated customers, the Company's relationships with key customers and licensors, its dependence on the strength of retail economies and vulnerabilities to any prolonged economic downturn, its dependence on sales to several large customers and the risks associated with any loss or substantial decline in sales to top customers, expectations regarding any proposed restructurings, its recent and future acquisitions or divestitures, including its ability to realize anticipated cost savings, synergies and other benefits along with its ability to effectively integrate acquired businesses or separate divested businesses, circumstances which may contribute to future impairment of goodwill, intangible or other long-lived assets, the retention and recruitment of key personnel, foreign currency exchange rate fluctuations, risks associated with weather conditions, the duration and severity of the cold and flu season and other related factors, its dependence on foreign sources of supply and foreign manufacturing, and associated operational risks including, but not limited to, long lead times, consistent local labor availability and capacity, and timely availability of sufficient shipping carrier capacity, labor and energy on cost of goods sold and certain operating expenses, the risks associated with significant tariffs or other restrictions on imports from China or any retaliatory trade measures taken by China, the geographic concentration and peak season capacity of certain U.S. distribution facilities increases its exposure to significant shipping disruptions and added shipping and storage costs, its projections of product demand, sales and net income are highly subjective in nature and future sales and net income could vary in a material amount from such projections, the risks associated with the use of trademarks licensed from and to third parties, its ability to develop and introduce a continuing stream of new products to meet changing consumer preferences, trade barriers, exchange controls, expropriations, and other risks associated with U.S. and foreign operations, the risks to its liquidity as a result of changes to capital and credit market conditions, limitations under its financing arrangements and other constraints or events that impose constraints on its cash resources and ability to operate its business, the costs, complexity and challenges of upgrading and managing its global information systems, the risks associated with cybersecurity and information security breaches, the risks associated with global legal developments regarding privacy and data security could result in changes to our business practices, penalties, increased cost of operations, or otherwise harm our business, the risks associated with product recalls, product liability, other claims, and related litigation against us, the risks associated with accounting for tax positions, tax audits and related disputes with taxing authorities, the risks of potential changes in laws in the U.S. or abroad, including tax laws, regulations or treaties, employment and health insurance laws and regulations, and laws relating to environmental policy, personal data, financial regulation, transportation policy and infrastructure policy along with the costs and complexities of compliance with such laws, its ability to continue to avoid classification as a controlled foreign corporation, and legislation enacted in Bermuda and Barbados in response to the European Union’s review of harmful tax competition could adversely affect our operations. The Company undertakes no obligation to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.

Investor Contact:
Helen of Troy Limited
Anne Rakunas, Director, External Communications
(915) 225-4841

ICR, Inc.
Allison Malkin, Partner
(203) 682-8200

HELEN OF TROY LIMITED AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Unaudited)
(in thousands, except per share data)

	Three Months Ended May 31,
	2019		2018
Sales revenue, net	$376,335	100.0%	$354,679	100.0%
Cost of goods sold	222,608	59.2%	208,121	58.7%
Gross profit	153,727	40.8%	146,558	41.3%
Selling, general and administrative expense ("SG&A")	105,901	28.1%	101,506	28.6%
Restructuring charges (3)	619	0.2%	1,725	0.5%
Operating income	47,207	12.5%	43,327	12.2%
Nonoperating income, net	132	—%	75	—%
Interest expense	(3,308)	(0.9)%	(2,687)	(0.8)%
Income before income tax	44,031	11.7%	40,715	11.5%
Income tax expense	3,337	0.9%	2,542	0.7%
Income from continuing operations	40,694	10.8%	38,173	10.8%
Loss from discontinued operations, net of tax	—	—%	(381)	(0.1)%
Net income	$40,694	10.8%	$37,792	10.7%
Earnings (loss) per share - diluted:
Continuing operations	$1.61		$1.43
Discontinued operations	—		(0.01)
Total earnings per share - diluted	$1.61		$1.42

Weighted average shares of common stock used in computing diluted earnings per share	25,245		26,614

Condensed Consolidated Statements of Income and Reconciliation of Non-GAAP Financial Measures – Adjusted Operating Income, Adjusted Income from Continuing Operations and Adjusted Diluted Earnings Per Share (“EPS”) from Continuing Operations (1)
(Unaudited)
(in thousands, except per share data)

	Three Months Ended May 31, 2019
	As Reported (GAAP)		Adjustments		Adjusted (Non-GAAP)
Sales revenue, net	$376,335	100.0%	$—		$376,335	100.0%
Cost of goods sold	222,608	59.2%	—		222,608	59.2%
Gross profit	153,727	40.8%	—		153,727	40.8%
SG&A	105,901	28.1%	(3,876)	(4)	94,421	25.1%
			(7,604)	(5)
Restructuring charges (3)	619	0.2%	(619)	(3)	—	—%
Operating income	47,207	12.5%	12,099		59,306	15.8%
Nonoperating income, net	132	—%	—		132	—%
Interest expense	(3,308)	(0.9)%	—		(3,308)	(0.9)%
Income before income tax	44,031	11.7%	12,099		56,130	14.9%
Income tax expense	3,337	0.9%	699		4,036	1.1%
Income from continuing operations	40,694	10.8%	11,400		52,094	13.8%
Diluted EPS from continuing operations	$1.61		$0.45		$2.06
Weighted average shares of common stock used in computing diluted EPS	25,245				25,245

	Three Months Ended May 31, 2018
	As Reported (GAAP)		Adjustments		Adjusted (Non-GAAP)
Sales revenue, net	$354,679	100.0%	$—		$354,679	100.0%
Cost of goods sold	208,121	58.7%	—		208,121	58.7%
Gross profit	146,558	41.3%	—		146,558	41.3%
SG&A	101,506	28.6%	(4,121)	(4)	91,061	25.7%
			(6,324)	(5)

Restructuring charges (3)	1,725	0.5%	(1,725)	(3)	—	—%
Operating income	43,327	12.2%	12,170		55,497	15.6%
Nonoperating income, net	75	—%	—		75	—%
Interest expense	(2,687)	(0.8)%	—		(2,687)	(0.8)%
Income before income tax	40,715	11.5%	12,170		52,885	14.9%
Income tax expense	2,542	0.7%	546		3,088	0.9%
Income from continuing operations	38,173	10.8%	11,624		49,797	14.0%
Diluted EPS from continuing operations	$1.43		$0.44		$1.87
Weighted average shares of common stock used in computing diluted EPS	26,614				26,614

Consolidated and Segment Net Sales, Operating Margin and Adjusted Operating Margin (non-GAAP) (1)
(Unaudited)
(in thousands)

	Three Months Ended May 31,
	Housewares	Health & Home	Beauty	Total
Fiscal 2019 sales revenue, net	$117,303	$163,431	$73,945	$354,679
Core business growth (decline)	27,930	(6,593)	2,840	24,177
Impact of foreign currency	(291)	(1,895)	(335)	(2,521)
Change in sales revenue, net	27,639	(8,488)	2,505	21,656
Fiscal 2020 sales revenue, net	$144,942	$154,943	$76,450	$376,335
Total net sales revenue growth (decline)	23.6%	(5.2)%	3.4%	6.1%
Core business growth (decline)	23.8%	(4.0)%	3.8%	6.8%
Impact of foreign currency	(0.2)%	(1.2)%	(0.5)%	(0.7)%
Operating margin (GAAP)
Fiscal 2020	21.5%	9.7%	1.2%	12.5%
Fiscal 2019	18.9%	12.0%	2.0%	12.2%
Adjusted operating margin (non-GAAP)
Fiscal 2020	23.7%	13.7%	4.8%	15.8%
Fiscal 2019	21.7%	15.3%	6.8%	15.6%

Leadership Brand Net Sales Revenue (1) (2)
(Unaudited)
(in thousands)

	Three Months Ended May 31,
	2019	2018
Leadership Brand sales revenue, net	$301,559	$280,759
All other sales revenue, net	74,776	73,920
Total sales revenue, net	$376,335	$354,679

SELECTED OTHER DATA
Reconciliation of Non-GAAP Financial Measures – GAAP Operating Income
to Adjusted Operating Income by Segment (non-GAAP) (1)
(Unaudited)
(in thousands)

	Three Months Ended May 31, 2019
	Housewares		Health & Home		Beauty		Total
Operating income, as reported (GAAP)	$31,200	21.5%	$15,056	9.7%	$951	1.2%	$47,207	12.5%
Restructuring charges (3)	88	0.1%	—	—	531	0.7%	619	0.2%
Subtotal	31,288	21.6%	15,056	9.7%	1,482	1.9%	47,826	12.7%
Amortization of intangible assets	518	0.4%	2,798	1.8%	560	0.7%	3,876	1.0%
Non-cash share-based compensation	2,574	1.8%	3,374	2.2%	1,656	2.2%	7,604	2.0%
Adjusted operating income (non-GAAP)	$34,380	23.7%	$21,228	13.7%	$3,698	4.8%	$59,306	15.8%

	Three Months Ended May 31, 2018
	Housewares		Health & Home		Beauty		Total
Operating income, as reported (GAAP)	$22,183	18.9%	$19,657	12.0%	$1,487	2.0%	$43,327	12.2%
Restructuring charges (3)	760	0.6%	358	0.2%	607	0.8%	1,725	0.5%
Subtotal	22,943	19.6%	20,015	12.2%	2,094	2.8%	45,052	12.7%
Amortization of intangible assets	474	0.4%	2,704	1.7%	943	1.3%	4,121	1.2%
Non-cash share-based compensation	1,986	1.7%	2,326	1.4%	2,012	2.7%	6,324	1.8%
Adjusted operating income (non-GAAP)	$25,403	21.7%	$25,045	15.3%	$5,049	6.8%	$55,497	15.6%

SELECTED OTHER DATA
Reconciliation of Non-GAAP Financial Measures - EBITDA
(Earnings Before Interest, Taxes, Depreciation and Amortization) and Adjusted EBITDA by Segment (1)
(Unaudited)
(in thousands)

	Three Months Ended May 31, 2019
	Housewares	Health & Home	Beauty	Total
Operating income, as reported (GAAP)	$31,200	$15,056	$951	$47,207
Depreciation and amortization, excluding amortized interest	1,613	4,313	1,841	7,767
Nonoperating income, net	—	—	132	132
EBITDA (non-GAAP)	32,813	19,369	2,924	55,106
Add: Restructuring charges (3)	88	—	531	619
Non-cash share-based compensation	2,574	3,374	1,656	7,604
Adjusted EBITDA (non-GAAP)	$35,475	$22,743	$5,111	$63,329

	Three Months Ended May 31, 2018
	Housewares	Health & Home	Beauty	Total
Operating income, as reported (GAAP)	$22,183	$19,657	$1,487	$43,327
Depreciation and amortization, excluding amortized interest	1,484	4,148	2,350	7,982
Nonoperating income, net	—	—	75	75
EBITDA (non-GAAP)	23,667	23,805	3,912	51,384
Add: Restructuring charges (3)	760	358	607	1,725
Non-cash share-based compensation	1,986	2,326	2,012	6,324
Adjusted EBITDA (non-GAAP)	$26,413	$26,489	$6,531	$59,433

Reconciliation of GAAP Income and Diluted Earnings Per Share  (“EPS”) from Continuing Operations to Adjusted Income and Adjusted Diluted EPS from Continuing Operations (non-GAAP) (1) (Unaudited)
(dollars in thousands, except per share data)

	Three Months Ended May 31, 2019
	Income from Continuing Operations			Diluted EPS from Continuing Operations
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$44,031	$3,337	$40,694	$1.74	$0.13	$1.61
Restructuring charges (3)	619	2	617	0.02	—	0.02
Subtotal	44,650	3,339	41,311	1.77	0.13	1.64
Amortization of intangible assets	3,876	121	3,755	0.15	—	0.15
Non-cash share-based compensation	7,604	576	7,028	0.30	0.02	0.28
Adjusted (non-GAAP)	$56,130	$4,036	$52,094	$2.22	$0.16	$2.06

Weighted average shares of common stock used in computing diluted EPS						25,245

	Three Months Ended May 31, 2018
	Income from Continuing Operations			Diluted EPS from Continuing Operations
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$40,715	$2,542	$38,173	$1.53	$0.10	$1.43
Restructuring charges (3)	1,725	142	1,583	0.06	0.01	0.06
Subtotal	42,440	2,684	39,756	1.59	0.10	1.49
Amortization of intangible assets	4,121	135	3,986	0.15	0.01	0.15
Non-cash share-based compensation	6,324	269	6,055	0.24	0.01	0.23
Adjusted (non-GAAP)	$52,885	$3,088	$49,797	$1.99	$0.12	$1.87

Weighted average shares of common stock used in computing diluted EPS						26,614

Selected Consolidated Balance Sheet, Cash Flow and Liquidity Information (6)
(Unaudited)
(in thousands)

	May 31,
	2019	2018
Balance Sheet:
Cash and cash equivalents	$18,375	$16,929
Receivables, net	262,511	255,674
Inventory, net	335,344	256,268
Total assets, current	635,994	543,968
Total assets	1,702,831	1,602,974
Total liabilities, current	289,058	258,863
Total long-term liabilities	377,594	320,414
Total debt	321,139	300,123
Consolidated stockholders' equity	1,036,179	1,023,697
Liquidity:
Working capital	$346,936	$285,105

	Three Months Ended May 31,
	2019	2018
Cash flow from continuing operations:
Depreciation and amortization	$7,767	$7,982
Net cash provided by operating activities	15,676	28,911
Capital and intangible asset expenditures	3,718	4,182
Net debt proceeds	100	10,000
Payments for repurchases of common stock	8,788	41,548

Fiscal 2020 Updated Outlook for Net Sales Revenue
(Unaudited)
(in thousands)

	Fiscal 2019	Updated Outlook for Fiscal 2020
Net sales revenue	$1,564,151	$1,590,000	—	$1,620,000

		1.7%	—	3.6%

Reconciliation of Fiscal 2020 Updated Outlook for GAAP Diluted Earnings Per Share (“EPS”) from Continuing Operations to Adjusted Diluted EPS from Continuing Operations (non-GAAP) (1)  (Unaudited)

	Three Months Ended May 31, 2019	Outlook for the Balance of the Fiscal Year (Nine Months)			Updated Outlook Fiscal 2020
Diluted EPS from continuing operations, as reported (GAAP)	$1.61	$5.19	—	$5.36	$6.80	—	$6.97
Restructuring charges, net of tax	0.02	0.02	—	0.03	0.04	—	0.05
Subtotal	1.64	5.21	—	5.39	6.84	—	7.02
Amortization of intangible assets, net of tax	0.15	0.55	—	0.57	0.70	—	0.72
Non-cash share-based compensation, net of tax	0.28	0.58	—	0.63	0.86	—	0.91
Adjusted diluted EPS from continuing operations (non-GAAP)	$2.06	$6.34	—	$6.59	$8.40	—	$8.65

Effective Tax Rate (GAAP) and Adjusted Effective Tax Rate (Non-GAAP) (1)
(Unaudited)

	Three Months Ended May 31, 2019	Outlook for the Balance of the Fiscal Year (Nine Months)			Updated Outlook Fiscal 2020
Effective tax rate, as reported (GAAP)	7.6%	10.6%	—	13.1%	9.9%	—	11.9%
Restructuring charges	(0.1)%	—%	—	(0.1)%	(0.1)%	—	(0.1)%
Subtotal	7.5%	10.6%	—	13.1%	9.8%	—	11.8%
Amortization of intangible assets	(0.3)%	(0.7)%	—	(0.9)%	(0.6)%	—	(0.7)%
Non-cash share based compensation	—%	(0.2)%	—	(0.4)%	(0.2)%	—	(0.4)%
Adjusted effective tax rate	7.2%	9.7%	—	11.8%	9.1%	—	10.7%

HELEN OF TROY LIMITED AND SUBSIDIARIES
Notes to Press Release

(1)
This press release contains non-GAAP financial measures. Adjusted operating income, adjusted operating margin, adjusted effective tax rate, adjusted income, adjusted diluted EPS, EBITDA, and adjusted EBITDA (“Non-GAAP measures”) that are discussed in the accompanying press release or in the preceding tables may be considered non-GAAP financial information as contemplated by SEC Regulation G, Rule 100. Accordingly, the Company is providing the preceding tables that reconcile these measures to their corresponding GAAP-based measures presented in the Company's Condensed Consolidated Statements of Income in the accompanying tables to the press release. The Company believes that these non-GAAP measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. The Company believes that these non-GAAP financial measures, in combination with the Company’s financial results calculated in accordance with GAAP, provide investors with additional perspective regarding the impact of certain charges on applicable income, margin and earnings per share measures. The Company also believes that these non-GAAP measures facilitate a more direct comparison of the Company’s performance with its competitors. The Company further believes that including the excluded charges would not accurately reflect the underlying performance of the Company’s continuing operations for the period in which the charges are incurred, even though such charges may be incurred and reflected in the Company’s GAAP financial results in the near future. Additionally, the non-GAAP measures are used by management for measuring and evaluating the Company’s performance. The material limitation associated with the use of the non-GAAP measures is that the non-GAAP measures do not reflect the full economic impact of the Company’s activities. These non-GAAP measures are not prepared in accordance with GAAP, are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies. Accordingly, undue reliance should not be placed on non-GAAP information.

(2)	Leadership Brand net sales consists of revenue from the OXO, Honeywell, Braun, PUR, Hydro Flask, Vicks and Hot Tools brands.

(3)	Charges incurred in conjunction with the Company’s restructuring plan (Project Refuel).

(4)	Amortization of intangible assets.

(5)	Non-cash share-based compensation.

(6)	Amounts presented are from continuing operations with the exception of stockholders’ equity, which is presented on a consolidated basis and includes discontinued operations.